UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2010, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), agreed to purchase all of the issued and outstanding shares of capital stock of LJVH Holdings Inc., a British Columbia, Canada corporation (“Van Houtte”), for an aggregate cash purchase price of C$915 million (the “Purchase Price”), pursuant to a definitive Share Purchase Agreement (the “Purchase Agreement”), by and among the Company, SSR Acquisition Corp., a New Brunswick, Canada corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), LJVH S.à.r.l., a Luxembourg limited liability company, Fonds de solidarité des travailleurs du Québec (F.T.Q.), a Québec, Canada pension fund, the individual shareholders and optionholders of Van Houtte (collectively, the “Sellers”) and LJ Coffee Agent, LLC, as sellers agent (“Agent”).

The Purchase Price is subject to adjustment based on Van Houtte’s working capital, net indebtedness and pre-closing taxes as of immediately prior to the transaction’s closing.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary closing conditions, including obtaining regulatory approvals in the United States and Canada.

The Purchase Agreement also contains indemnification obligations of the Company and Acquisition Sub, on the one hand, and the Sellers, on the other hand, subject to certain limitations. In addition, if the Company and Acquisition Sub breached their obligation to close the transaction, the Sellers’ remedy would be limited to the entitlement to receive a reverse break-up fee of C$91.5 million.

The Purchase Agreement may be terminated by either the Company and Acquisition Sub or the Sellers under certain circumstances, including if the closing does not occur by December 31, 2010. However, if the closing does not occur on or prior to December 31, 2010 as a result of regulatory approvals having not been obtained by that date, the termination date will be extended to March 31, 2011. If the Purchase Agreement is terminated as a result of failure to obtain regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Competition Act (Canada), as amended, the Company will be obligated to pay a termination fee to the Sellers of C$36.6 million if the termination occurs on or prior to December 31, 2010, and C$45.75 million if the termination occurs after December 31, 2010.

The Company intends to fund the Purchase Price, and to refinance its existing indebtedness, through a combination of cash on hand and a new US$1.35 billion senior secured credit facility.

A copy of the press release issued on September 14, 2010 announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release dated September 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: September 14, 2010	By:	/s/ FRANCES G. RATHKE
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated September 14, 2010